                                 SUBSIDIARIES OF
                           THE COOPER COMPANIES, INC.
                             A DELAWARE CORPORATION

                                                                        JURISDICTION OF
NAME                                                                    INCORPORATION
---------------------------------------------------------------------------------------
The Cooper Healthcare Group, Inc.                                            Delaware
   Unimar, Inc.                                                              California
CooperVision Pharmaceuticals, Inc.                                           Delaware
CooperVision, Inc.                                                           New York
  CooperVision, Inc.                                                         Canada

Hospital Group of America, Inc.                                              Delaware
  Hospital Group, Inc.                                                       Delaware
  Hospital Group of Delaware, Inc.                                           Delaware
  Hospital Group of Illinois, Inc.                                           Illinois
  Hospital Group of Louisiana, Inc.                                          Louisiana
  Hospital Group of New Jersey, Inc.                                         New Jersey
  Hampton Learning Center, Inc.                                              New Jersey
  HGNJ, Inc.                                                                 New Jersey
  Residential Centers of Indiana, Inc.                                       Delaware
  MeadowWood Health Service, L.L.C.                                          Delaware
CooperSurgical, Inc.                                                         Delaware
  HBH Medizintechnik GmbH                                                    Germany



NOTE: Except for CooperSurgical and its 52% owned subsidiary, HBH Medizintechnik GmbH, each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above. In the case of CooperSurgical, Inc., 99.8% of the company is owned by The Cooper Companies, Inc. and the remaining .2% is owned by members of CooperSurgical's Medical Advisory Board.